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                                                                   Exhibit 10.25

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          Confidential Materials omitted and filed separately with the
         SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.
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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


                       DEVELOPMENT AND SCALE-UP AGREEMENT


This DEVELOPMENT AND SCALE-UP AGREEMENT (this "Agreement"), effective as of the 5th day of May 2004 entered into between CRITICAL THERAPEUTICS INC, a company duly-organized and existing under the laws of the State of Delaware having a place of business at 675 Massachusetts Avenue, Cambridge, Massachusetts 02139, USA (hereinafter referred to as "CRITICAL THERAPEUTICS" or "CTI"), and JAGOTEC AG, a Swiss company having its place of business at Eptingerstrasse 51, CH-4132 Muttenz, Switzerland (hereinafter referred to as "SKYEPHARMA"; CRITICAL THERAPEUTICS and SKYEPHARMA hereinafter sometimes referred to individually as a "Party" or collectively the "Parties").


                                   WITNESSETH:

WHEREAS, CRITICAL THERAPEUTICS is a company in the business of developing and distributing pharmaceutical products, including the Product (as defined below); and

WHEREAS, CRITICAL THERAPEUTICS is interested to have SKYEPHARMA (i) adapt and scale-up the Manufacturing Instructions (as defined below) for regulatory and commercial purposes in the Territories, (ii) to take delivery of the Formulation (as defined below) and the Manufacturing Instructions from Abbott (as defined below), and (iii) to manufacture clinical trial material and to produce all necessary registration batches, all pursuant to the terms and conditions of this Agreement; and

WHEREAS, SKYEPHARMA through its Affiliates (as defined below) has expertise and capacities in performing the foregoing activities, all pursuant to the terms of this Agreement; and

WHEREAS, the Parties intend to negotiate and enter into a mutually agreeable Manufacturing Agreement (as defined below), pursuant to which SKYEPHARMA may, upon registration of Product in the Territories, manufacture and supply to CRITICAL THERAPEUTICS and its marketing licensees Product for use, marketing, distribution and sale in the Territories.

NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the terms defined in this Article 1 shall have the following meanings:

1.1 "ABBOTT" shall mean Abbott Laboratories of 100 Abbott Park road, Abbott Park, Illinois, 60064-3500, USA.

1.2 "ABBOTT LICENSE" shall mean the License Agreement dated March 19, 2004 by and between Abbott Laboratories and CTI.


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1.3   "ACTIVE INGREDIENT" shall mean the chemical compound known as Zileuton in a form meeting the specifications set forth in the Manufacturing Instructions and to be set forth in the Manufacturing Process.

1.4 "AFFILIATE" shall mean, with respect to either Party hereto, any corporation, partnership or other entity controlled by, controlling or under common control with, such Party, with "control" meaning direct or indirect beneficial ownership of more than 50% of the voting power of, or more than 50% of ownership interest in, such corporation, partnership or other entity.

1.5 "APPLICABLE LAWS" shall mean all applicable laws, rules, regulations, including, without limitation, any rules, regulations, guidelines or other requirements of any Regulatory Authority, that may be in effect from time to time in any country of the Territory and relating to the testing, manufacture, use, storage, import, promotion, marketing or sale of an ingredient, component or product.

1.6 "AUXILIARY MATERIALS" shall mean any and all materials, ingredients and components required and/or necessary for the manufacturing of the Formulation and/or the Product under and pursuant to the Manufacturing Instructions and the Manufacturing Process, respectively, except the Active Ingredient.

1.7 "BATCH" means 450 kilograms of the Product that is of uniform character and quality, within specified limits, and is produced during a single cycle of manufacture and is designated by a unique batch number.

1.8 "BATCH RECORDS" means the set of detailed manufacturing process instructions and data prepared to establish that a particular Batch has been manufactured according to cGMP.

1.9 "CGMP" shall mean the Current Good Manufacturing Practices as defined from time to time under the U.S. Federal Food, Drug and Cosmetic Act of 1938, the Public Health Service Act of 1944 and the regulations promulgated under that Act, as may be amended from time to time, and other Applicable Laws including the Current Good Manufacturing Practices set forth in 21 C.F.R. 210 and 21 C.F.R. 211 and relevant FDA guidance documents; and to the extent applicable European Community Directive 91/356/EEC, Directive 2001/20/EC, Directive 2001/83/EC and all relevant implementations of such directives and relevant guidelines including the EC Guidelines.

1.10  "CLINICAL SUPPLIES" shall have the meaning set forth in Section 4.1.

1.11 "COMMERCIAL SCALE" shall mean the manufacturing of Batches in conformance with all Applicable Laws and on a scale suitable for commercial manufacturing and supply as further described in the Manufacturing Process after scale-up by SKYEPHARMA pursuant to Article 3 of this Agreement.

1.12  "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section
      11.1 hereof.

1.13 "CONTROL" or "CONTROLLED" shall mean with respect to (a) any material, know-how or other information, or (b) intellectual property right, the possession (whether by license other than pursuant to this Agreement) or ownership by a Party or its Affiliates of the ability to grant to the other Party access and/or a license as provided herein without


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      violating the terms of any agreement or arrangement with any Third Party existing before or after the Effective Date.

1.14 "CHANGE IN CONTROL" shall mean with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a Third Party, together with its Affiliates, becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party's assets that relate to this Agreement.

1.15  "CTI INDEMNIFIABLE PERSONS" shall have the meaning set forth in Section
      10.7 hereof.

1.16 "DEVELOPMENT ACTIVITIES" shall have the meaning set forth in Section 2.1 hereof.

1.17  "EFFECTIVE DATE" shall mean the date first written herein above.

1.18  "EQUIPMENT" shall have the meaning set forth in Section 4.3 hereof.

1.19  "FACILITY" shall have the meaning set forth in Section 4.3 hereof.

1.20 "FORMULATION" shall mean the composition of the galenical form that (i) was developed by Abbott prior to the Effective Date and licensed by Abbott to CTI pursuant to the Abbott License, (ii) contains Active Ingredient and
      (iii) was or is produced pursuant to the Manufacturing Instructions or the Manufacturing Process, as applicable.

1.21 "MANUFACTURING INSTRUCTIONS" shall mean the written instructions, specifications, formulae, procedures, tests, standards and other instructions for the manufacturing of Formulation as developed by Abbott prior to the Effective Date and made available by Abbott to CTI pursuant to the Abbott License and as prescribed in the NDA 20-471.

1.22 "MANUFACTURING PROCESS" shall mean the Manufacturing Instructions that are adapted and developed by SKYEPHARMA and approved by CRITICAL THERAPEUTICS pursuant to Section 3.5 of this Agreement and that contain information necessary for the manufacturing in compliance with all Applicable Laws of
      (i) the Formulation at manufacturing site of SKYEPHARMA's Affiliate or any other site selected by CRITICAL THERAPEUTICS at its sole discretion, and
      (ii) the Product on Commercial Scale in the Territories, as described and submitted in the request(s) of CRITICAL THERAPEUTICS for Registration of the Product to any applicable Regulatory Authority in the Territories.

1.23 "MANUFACTURING AGREEMENT" shall mean the Manufacturing & Supply Agreement entered into by the Parties at the appropriate time, it being understood that the Parties shall use their respective good faith efforts to negotiate and mutually finalize and execute such Manufacturing Agreement within six (6) months as from the execution of this Agreement.

1.24 "MARKETING APPROVAL" means the approvals issued by any Regulatory Authority in accordance with any procedures as may be required by Applicable Law to market the Product in the relevant country.


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1.25  "NDA BATCHES" shall mean all batches manufactured to comply with
      Applicable Laws for the registration to any regulatory authority, including without limitation the FDA and EMEA, and any successor agency thereof.

1.26 "NON-COMMERCIAL SUPPLIES" shall have the meaning set forth in Section 4.1 hereof.

1.27 "PILOT SCALE" shall mean the manufacturing of Formulation pursuant to the Manufacturing Instructions existing as of the Effective Date on a scale equivalent to no less than one tenth (1/10) of the Commercial Scale.

1.28 "PRODUCT" shall mean the pharmaceutical formulation containing Active Ingredient manufactured and supplied hereunder by SKYEPHARMA in accordance with the Manufacturing Process, which has been approved by the Regulatory Authority of any of the Territories. For the avoidance of doubt, this will be an immediate release formulation and not a sustained or controlled release formulation.

1.29 "QUALITY AGREEMENT" shall mean a written agreement describing the obligations of the parties with regards to compliance, quality systems, and testing and Release of Product as may be required by Applicable Laws.

1.30 "REASONABLE COMMERCIAL EFFORTS" shall mean, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect the development of a Formulation or Product, such efforts shall be similar to those efforts and resources commonly used by a Party for a similar pharmaceutical product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors of patent or intellectual property rights, alternative products and other relevant factors.

1.31 "REGISTRATION" means any and all technical, medical and scientific licenses, registrations, authorizations and/or approvals of the Product (including clinical research authorization, manufacturing approvals and authorizations, Marketing Approvals, manufacturing facility approvals or authorizations, and pricing, third party reimbursement and labeling approvals) that are required by any Agency for the manufacture, distribution, use or sale of the Product in any country, as amended or supplemented from time to time.

1.32 "REGULATORY AUTHORITY" shall mean any applicable supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau or other governmental entity or authority in any country or group of countries of the Territories regulating or otherwise exercising authority over the testing, manufacture, use, storage, import, promotion, marketing, distribution or sale, and/or to approve the price, for pharmaceutical or therapeutic products in any country(ies) of the Territories, including, without limitation, the FDA and EMEA, and any successor agency thereof.


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1.33  "RELEASE" shall mean quality assurance review of all Manufacturing documentation related to a Batch, and confirmation that a particular Batch has been manufactured according to the Batch Records and cGMP, and meets all Specifications.

1.34  "SKYEPHARMA INDEMNIFIABLE PERSONS" shall have the meaning set forth in
      Section 10.5 hereof.

1.35 "SPECIFICATIONS" shall mean the performance parameters to which the Non-Commercial Supplies, ingredients and packaging components must comply to be considered acceptable including all written instructions, specifications, formulae procedures, tests and standards for the Product, including the requirements of all Registrations, as adopted pursuant to
      Section 4.2 or as amended or supplemented from time to time in accordance with Section 4.6.

1.36 "STABILITY TESTS" shall mean those tests necessary to establish the storage conditions and expiry date of the Product required by 21 C.F.R.
      211.137 and 21 C.F.R. 211.166 or any other Applicable Laws including Part I, Module 3 of Annex 1 to Directive 2001/83/EC.

1.37 "TECHNOLOGY TRANSFER PROGRAM" shall mean the program of activities to proposed to be performed by SKYEPHARMA hereunder, together with the respective time-table for such activities and the budget therefor, as attached hereto as Appendix A.

1.38  "TERRITORY" shall mean collectively each of (i) the European Union and
      (ii) the United States of America and (iii) any other country or group of countries mutually agreed upon by the Parties.

1.39 "THIRD PARTY" shall mean any person or entity other than a Party or any of its Affiliates.

2.    SUBJECT MATTER AND GRANT OF LICENSE

2.1 Subject Matter. Subject to the terms and conditions contained in this Agreement and its Appendices, SKYEPHARMA hereby agrees to use Reasonable Commercial Efforts to (i) adapt the current Manufacturing Instructions to comply with the Applicable Laws for use in the Territories, (ii) scale up the Manufacturing Instructions from Pilot Scale to Commercial Scale, (iii) amend, change and develop the Manufacturing Instructions to create the Manufacturing Process, and (v) develop the Manufacturing Process of Formulation at Commercial Scale, and (vi) subject to agreement between the parties on SKYEPHARMA carrying out the manufacture and supply of the Product, perform all work necessary to enable SKYEPHARMA to manufacture and supply Product in accordance with the Manufacturing Process and any terms and conditions later agreed to by the parties in the Manufacturing Agreement (collectively, the "DEVELOPMENT ACTIVITIES"). Subject to Section
      8.2 hereof, it is understood and agreed by CRITICAL THERAPEUTICS that any and all of the activities and obligations of SKYEPHARMA hereunder may be assigned to and performed by SKYEPHARMA's Affiliates SkyePharma AG, Muttenz, Switzerland, and SkyePharma SAS, Saint Quentin-Fallavier, France, without the consent of CRITICAL THERAPEUTICS, and subject to the condition that SKYEPHARMA's Affiliates shall assume in writing and comply with the all obligations as imposed upon


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      SKYEPHARMA in this Agreement and that SKYEPHARMA shall not be relieved of any of its obligations hereunder.

2.2 Technology Transfer. CTI will provide SKYEPHARMA with access to the Manufacturing Instructions and the Formulation following the Effective Date.

2.3 Limited License. CRITICAL THERAPEUTICS hereby grants to SKYEPHARMA a personal, non-transferable, limited, non-exclusive royalty-free right and license without the right to sublicense (hereinafter referred to as the "LICENSE") under any of the intellectual or industrial property rights Controlled by CRITICAL THERAPEUTICS covering the Active Ingredient, the Formulation, the Manufacturing Instructions, the Manufacturing Process and/or the Product, solely to the extent necessary for SKYEPHARMA to perform, and solely for the purpose of performing, its obligations hereunder during the term of this Agreement.

3.    TECHNOLOGY TRANSFER ACTIVITIES

3.1 Development Activities. After the Effective Date and upon receipt of first sufficient quantity of Active Ingredient from CRITICAL THERAPEUTICS or its designated supplier pursuant to Section 3.2 below, SKYEPHARMA shall perform the Development Activities, all pursuant to and in accordance with the timetable and other requirements set forth in the Technology Transfer Program.

3.2 Supply of Active Ingredient. Promptly after the Effective Date, CRITICAL THERAPEUTICS or its designated supplier shall supply SKYEPHARMA or its Affiliate designated in accordance with this Agreement on a free-of-charge basis from time to time with reasonable quantities of Active Ingredient as necessary to perform the Technology Transfer Program in due time as described in Appendix A. All such supplies shall be accompanied by respective certificates of analysis and conformity. SKYEPHARMA shall use or have used all Active Ingredient supplied hereunder solely and exclusively in connection with the Technology Transfer Program as set forth herein, and all such materials shall be deemed to be the Confidential Information of CRITICAL THERAPEUTICS subject to the terms and conditions of Section 11 hereof.

3.3 Standard of Effort. SKYEPHARMA undertakes to perform all activities hereunder in an efficient, workmanlike and professional manner in accordance with all applicable industry standards and Applicable Laws. CRITICAL THERAPEUTICS shall use Reasonable Commercial Efforts to support SKYEPHARMA or its Affiliates in the performance of the Technology Transfer Program as may be reasonably required by SKYEPHARMA from time to time. In particular, CRITICAL THERAPEUTICS shall provide information reasonably requested by SKYEPHARMA relating to the Active Ingredient, the Formulation or the Manufacturing Instructions.

3.4 Reports. SKYEPHARMA shall keep CRITICAL THERAPEUTICS informed on a regular basis of the developments achieved under the Technology Transfer Program.

3.5 Delivery. On or before the delivery date set forth in the Technology Transfer Program, SKYEPHARMA shall propose to CRITICAL THERAPEUTICS the Manufacturing Process for review and acceptance in accordance with Section
      3.6 hereof.


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3.6   Acceptance. Each portion of the Manufacturing Process, and the
      Manufacturing Process as a whole, shall be subject to the review and approval of CRITICAL THERAPEUTICS such approval is not to be unreasonably withheld or delayed.

4.    MANUFACTURE OF NON-COMMERCIAL SUPPLIES

4.1 Non-Commercial Supplies. Upon acceptance by CRITICAL THERAPEUTICS of the Manufacturing Process in accordance with Section 3.6 hereof, and upon the written request of CRITICAL THERAPEUTICS, SKYEPHARMA shall use Reasonable Commercial Efforts to initiate the manufacture of such quantities of Product as CTI may reasonably require in connection with clinical studies ("CLINICAL SUPPLIES") and obtaining regulatory approval to market the Product in the Territory, including all NDA Batches (collectively, with the Clinical Supplies, the "NON-COMMERCIAL SUPPLIES").

4.2 Specifications. Not less than three (3) months prior to the commencement of the manufacture of the Non-Commercial Supplies, the parties shall agree on the Specifications.

4.3 Manufacturing. CTI will give SKYEPHARMA not less than four (4) months prior written notice of its requirements for Non-Commercial Supplies and SKYEPHARMA shall supply the Non-Commercial Supplies as required by CTI by the delivery date(s) specified in CTI's written notice of its requirements. Any manufacture by SKYEPHARMA of Non-Commercial Supplies shall be in compliance with the (i) Specifications, (ii) any applicable Registrations and Quality Agreement, (iii) cGMP and all other Applicable Laws. SKYEPHARMA shall perform such manufacturing at a manufacturing site of SKYEPHARMA's Affiliate (the "FACILITY") that will also be suitable for the manufacture of the Product for commercial purposes under the Manufacturing Agreement. Further, all manufacturing, and in particular all aspects of implementation and validation of the Manufacturing Process, shall be carried out by SKYEPHARMA on equipment having the same design and operating principles (the "EQUIPMENT") as shall, subject to the agreement of the Manufacturing Agreement, be used by SKYEPHARMA or its Affiliate to manufacture Product for commercial purposes under the Manufacturing Agreement.

4.4 Best Efforts. SKYEPHARMA shall use Reasonable Commercial Efforts to perform its obligations under this Agreement (including, without limitation, the activities set forth in Appendix A) in compliance with the terms of the conditions of this Agreement, and those of Appendix A, including the time schedule and the costs specified therein. If, in spite of such efforts, SKYEPHARMA is unable to meet time limits specified in Appendix A hereto, then the Parties agree that they shall immediately inform each other of such problems or delays as are encountered or envisaged during the course of the Technology Transfer Program and shall discuss such problems and delays in order to agree on a mutually acceptable revision of the time limits set forth in Appendix A.

4.5 Regulatory Approvals. SkyePharma will obtain and maintain any regulatory approvals required by Applicable Laws to manufacture the Non-Commercial Supplies at the Facility and will ensure that the Facility and practices that shall be used in the performance of the manufacturing contemplated hereunder shall conform to the requirements of Applicable Laws, Batch Records and Specifications.


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4.6   Changes. SkyePharma may not change the Specifications in any respect without the prior written consent of CTI. CTI may amend the Specifications on giving SkyePharma not less than thirty (30) days notice of the proposed change if:

      (a) the amendment is reasonably required for the purpose of complying with Applicable Laws in which event CTI shall pay to SkyePharma all additional reasonable direct costs and disbursements necessitated by such amendment as set out under Section 5.2.

      (b)   SkyePharma has given its prior written consent to the amendment.

4.7 Delivery. SkyePharma will deliver to CTI or its designee the Non-Commercial Supplies in bulk, EX (Incoterms 2000) the Facility.

4.8 Commercial Manufacturing. The manufacture of commercial supplies of the Product shall be subject to a separate Manufacturing Agreement, the terms and conditions of which shall be negotiated in good faith by the parties. If there is any conflict between the terms and conditions of this Agreement and the terms and conditions of the Manufacturing Agreement, the terms and conditions of the Manufacturing Agreement shall prevail.

5.    FINANCIAL TERMS

5.1 Pricing. CRITICAL THERAPEUTICS shall pay to SKYEPHARMA as consideration for its activities under this Article 3 and Article 4, and as set forth in the Technology Transfer Program (including, without limitation, SKYEPHARMA's supply to CTI of all Auxiliary Materials), as follows:

      (a) An installment of USD 250,000 within three (3) business days after the Effective Date; and

      (b) CTI will pay for all activities performed by SKYEPHARMA pursuant to Appendix A on the basis of the actual time spent by SKYEPHARMA providing services hereunder (excluding, without limitation, travel time, vacation, and sick time) [**]; provided, however, CTI shall have no obligation to pay any amount in excess of the amounts set forth in Appendix A hereto with respect to each cost line item identified in Appendix A ([**]) and SKYEPHARMA shall be under no obligation to carry out any such further work without the express prior written consent of CTI, at its sole discretion. At the end of each calendar month, SKYEPHARMA will submit an invoice to CTI detailing the time spent and reasonable expenses that were pre-approved in writing by CTI or otherwise specified in Appendix A and incurred in conducting its activities in the preceding calendar month, and CTI shall pay the amount due within 30 days of receipt of such invoice.

      (c) SKYEPHARMA shall be solely responsible for all other costs incurred by SKYEPHARMA in the performance of its obligations hereunder, including, without limitation, travelling cost, and costs of components, Auxiliary Materials and other consumable supplies ordered by SKYEPHARMA during any period following the Effective Date, unless and to the extent that CTI expressly agrees in writing to Reimburse SKYEPHARMA for such costs.


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5.2   Additional Activities. In the event that SKYEPHARMA performs other and/or additional activities that are not set forth in this Agreement or in Appendix A hereto, and the parties mutually agree in writing that CRITICAL THERAPEUTICS shall pay for such other and/or additional activities in accordance with this Agreement, additional consideration for all such activities shall be payable by CRITICAL THERAPEUTICS to SKYEPHARMA and shall be calculated on the basis of [**] spent therefor plus reasonable out-of-pocket expenses that are pre-approved in writing by CRITICAL THERAPEUTICS incurred thereby; provided, however, that in the event such additional activities are required to be conducted due to reasons attributable to SKYEPHARMA's breach of this Agreement, or the negligence or willful misconduct of SKYEPHARMA, its Affiliates or any of their respective employees, contractors or agents, SKYEPHARMA shall perform such additional activities at its sole cost and expense.


6.    PRODUCTION OF BIO-BATCHES, VALIDATION AND STABILITY TESTING

6.1   Supply of Active Ingredient. The Parties agree that the provisions Section
      3.2 regarding supply of Active Ingredient from CRITICAL THERAPEUTICS to SKYEPHARMA shall apply also for the quantities of Active Ingredient required for the activities under this Article 6.

6.2 Delivery of NDA Batches. Subject to any changes in the time-schedule set forth in Appendix A or mutually agreed upon changes thereto, SKYEPHARMA shall deliver to CRITICAL THERAPEUTICS the NDA Batches as set forth in Task 15 of the Gantt Chart in Appendix A hereto (not to be used for Stability Testing by SKYEPHARMA) ex works SKYEPHARMA SAS' manufacturing facility in Saint Quentin-Fallavier, France (Incoterms 1990), or such other SKYEPHARMA Affiliate's manufacturing facility mutually agreed upon by the Parties, in bulk and packaged in suitable plastic drums as mutually agreed by the Parties, all in accordance with the time schedule contained in Appendix A.

6.3 Stability Testing. Promptly after manufacturing of each batch of Non-Commercial Supplies hereunder, SKYEPHARMA shall perform such Stability Testing meeting the requirements of cGMP, Applicable Laws, ICH Guidelines and Registration of Product by the Regulatory Authorities in any of the Territories.

6.4 Data. SKYEPHARMA shall provide CRITICAL THERAPEUTICS with copies of any data obtained from the Stability Testing as set forth in Task 19 of the Gantt chart in Appendix A hereto to be conducted pursuant to Appendix A within sixty (60) days after the completion of each such test and SKYEPHARMA further agrees to accept any inspection from any Regulatory Authority of any country of the Territory and to respond appropriately to their questions or requests.

7.    INTELLECTUAL PROPERTY

7.1 Ownership. All materials (including the Active Ingredient and the Formulation), information, know-how and products supplied by or on behalf of CRITICAL THERAPEUTICS to SKYEPHARMA in connection with this Agreement, as well as all Product produced by or on behalf of SKYEPHARMA hereunder shall be and remain the sole property of CRITICAL THERAPEUTICS. SKYEPHARMA shall, at its expense, store all Active Ingredient and Product (i) in an appropriate warehouse


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      under suitable conditions preventing deterioration, damage and theft of any such Active Ingredient and Product until delivered to CRITICAL THERAPEUTICS or any party designated by CRITICAL THERAPEUTICS, and (ii) in compliance with the Specifications, all Applicable Laws and the Quality Agreement (if any). SKYEPHARMA shall maintain appropriate and adequate insurance coverage against such deterioration, damage or theft risk at CRITICAL THERAPEUTICS's cost (to the extent only as coverage above the existing insurance cover of SKYEPHARMA is required due to inclusion of Active Ingredient and/or Product and then only as pre-approved in writing by CTI).

7.2 License. SKYEPHARMA hereby grants to CRITICAL THERAPEUTICS a non-exclusive, worldwide, fully paid-up and irrevocable right and license, with the right to sublicense, under the patents, copyrights, trade secrets and other intellectual and industrial property rights Controlled by SKYEPHARMA and its Affiliates, to develop, have developed, make, have made, use, have used, import, have imported, offer to sell, sell, have sold and otherwise exploit the Manufacturing Process and all other information, materials and data generated by SKYEPHARMA in the course of its performance of its obligations under this Agreement.

8.    TERM AND TERMINATION

8.1 Term. This Agreement shall enter into force upon the Effective Date and shall remain in force and effect until, and expire upon, the fulfillment or completion of all activities, payments and other obligations hereunder of either Party, respectively, unless earlier terminated by either Party in accordance with Section 8.2 below. In the event of expiration of this Agreement pursuant to this Section 8.1, or termination of this Agreement pursuant to Section 8.2, the Parties agree that Articles,7, 9, 10, 11, 12, 13, 14, 15, 16 and 17 hereof shall survive such expiration or termination.

8.2 Termination. Notwithstanding anything contained in Section 8.1 above, and except as otherwise explicitly provided in this Agreement, this Agreement may be terminated at any time by giving written notice to that effect, as follows:

      (a) by either Party after due consultation with the other Party, and with the consent of such other Party, such consent not to be unreasonably withheld if (i) any results achieved during the Stability Testing reasonably require the termination of the Technology Transfer Program, or (ii) if other technical, medical or scientific problems with respect to Formulation and/or Product encountered reasonably require the termination of the Technology Transfer Program, or (iii) if all applicable Regulatory Authorities finally reject Registration of Product or impose conditions on such Registration which would render the Product commercially, technically or scientifically not viable; or

      (b) by either Party, if the other Party is in material default or in material breach of a term or provision hereof and such default or breach continues and, if curable, is not cured or remedied within thirty (30) days upon the other Party's written request to cure or remedy such default or breach; or

      (c) by either Party, if the other Party becomes insolvent or goes into liquidation, voluntarily or otherwise, other than for the sole purpose of reorganization, or goes into bankruptcy or makes an assignment for the benefit of creditors, or in


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


            the event of a receiver being appointed of the other Party's property or parts thereof; or

      (d) by either Party in the event of a Change of Control of the other Party; or

      (e) by CTI, without cause, upon one hundred and twenty (120) days prior written notice to SKYEPHARMA.

9.    EFFECTS OF TERMINATION

9.1 No Compensation. In the event of the termination of this Agreement by either Party in accordance with Section 8.2 above, no compensation or indemnity shall be payable to or may be claimed by either Party from the other Party as a result of such expiration or termination. Notwithstanding the preceding sentence, termination of this Agreement by either Party in accordance with Section 8.2 above or otherwise shall not relieve the Parties of any obligation accruing prior to the effective date of such termination.

9.2 Termination of Limited License. In the event of any expiration or termination of this Agreement, the License granted under Section 2.3 above shall terminate and the rights granted to SKYEPHARMA under the License shall revert to CRITICAL THERAPEUTICS. SKYEPHARMA shall forthwith (i) cease to perform any activities hereunder, and (ii) return to CRITICAL THERAPEUTICS (or any other party designated by CRITICAL THERAPEUTICS) and at CRITICAL THERAPEUTICS's cost any and all Active Ingredient, all Confidential Information of CTI and all manufactured Formulation and Product not yet delivered.

9.3 No Prejudice. Except as otherwise explicitly provided in this Agreement or in the Manufacturing Agreement, nothing contained in Section 9.2 above shall in any way limit, and shall be without any prejudice to, any other rights or remedies which may be available to either Party.

10.   WARRANTY, INDEMNITY AND INSURANCE

10.1 Warranty. SKYEPHARMA represents and warrants to CTI that it shall perform all of its obligations under this Agreement in a professional and workmanlike manner, in strict compliance with all Applicable Laws, and in compliance with all applicable industry standards. SKYEPHARMA shall use only equipment, facilities and personnel suitable for the performance of its obligations hereunder.

10.2 Disclaimer. SKYEPHARMA does not assume any liability or give any representation or warranty, whether express or implied, for the completeness or accuracy of the Manufacturing Instructions provide by CRITICAL THERAPEUTICS to SKYEPHARMA.

10.3 Limitation of Liability. In no event shall SKYEPHARMA or CTI be held liable for any indirect, incidental, punitive or consequential damage or loss of profit or enterprise value whatsoever, however caused and under any theory of liability whether based in contract, warranty, tort (including without limitation, negligence), strict liability, statutory or otherwise, arising out of or in connection with this agreement even if the other party has been advised of the possibility of such damages.


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


10.4 Product Liability. SKYEPHARMA shall have no liability, including, without limitation, product liability, with respect to the use of any and all Formulation and/or Product delivered by SKYEPHARMA hereunder and the Active Ingredient contained in any such Formulation, and Product, except to the extent that any such damages or any loss resulting therefrom arises from the breach of this Agreement, negligence or willful misconduct by or of SKYEPHARMA, its Affiliates or any of its or their respective agents, contractors or employees.

10.5 CTI Indemnity. CRITICAL THERAPEUTICS shall defend, indemnify and hold SKYEPHARMA, its Affiliates and their respective officers, directors, shareholders, agents and employees (collectively the "SKYEPHARMA INDEMNIFIABLE PERSONS") harmless from and against any and all losses, liabilities, damages and expenses (including attorney's fees and cost) that any SKYEPHARMA Indemnifiable Person suffers as a result of any claim, demand, action or other proceeding by any third party arising from or relating to the use or application of any Formulation or Product and/or the Active Ingredient in accordance with this Agreement, except to the extent that any such losses, liabilities, damages and expenses arise from SKYEPHARMA's breach of this Agreement, or the negligence or willful misconduct of any SKYEPHARMA Indemnifiable Person.

10.6 CTI Insurance. CRITICAL THERAPEUTICS shall maintain, during the term of this Agreement and for a period of not less than two (2) years after its expiration or termination for whatever reason, comprehensive general liability insurance, including product liability insurance (which shall include but not be limited to cover with respect to its indemnification obligation contained in Section 10.5 above), in such amounts and cover as are customary and appropriate based upon standards prevailing in the industry at the time. Such insurance shall name SKYEPHARMA as a co-insured.

10.7 SKYEPHARMA Indemnity. SKYEPHARMA shall defend, indemnify and hold CRITICAL THERAPEUTICS, its Affiliates and their respective officers, directors, shareholders, agents and employees (collectively the "CTI INDEMNIFIABLE PERSONS") harmless from and against any and all losses, liabilities, damages and expenses (including attorney's fees and cost) that any CTI Indemnifiable Person suffers as a result of any claim, demand, action or other proceeding by any third party arising from or relating to the manufacturing, marketing, distribution or sale of the Formulation or Product and/or the Active Ingredient, except to the extent that any such losses, liabilities, damages and expenses arise from CTI's breach of this Agreement, or the negligence or willful misconduct by or of any CTI Indemnifiable Person.

10.8 SKYEPHARMA Insurance. SKYEPHARMA shall maintain, during the term of this Agreement and for a period of not less than two (2) years after its expiration or termination for what so ever reason, comprehensive general liability insurance, including product liability insurance, with respect to and covering its indemnification obligation contained in Section 10.7 above, written on an occurrence basis with a combined single limit for bodily injury and property damage of not less than US$2,000,000.

11.   CONFIDENTIALITY


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


11.1 Confidential Information. SKYEPHARMA has disclosed to CRITICAL THERAPEUTICS prior to the Effective Date, and will during the term of this Agreement disclose to CRITICAL THERAPEUTICS, know-how and other proprietary, non-public information relating inter alia to formulation, scaling-up and manufacturing of pharmaceutical products. Likewise, CRITICAL THERAPEUTICS has disclosed to SKYEPHARMA prior to the Effective Date, and will during the term of this Agreement disclose to SKYEPHARMA, know-how and other proprietary, non-public information relating inter alia to the Active Ingredient and the manufacturing of products containing same, including the Manufacturing Instructions. All such confidential and proprietary information disclosed by either Party to the other Party is hereinafter referred to as the "CONFIDENTIAL INFORMATION". For purposes of this Agreement, the Active Ingredient, the Formulation, the Manufacturing Instructions, the Manufacturing Process, and all Records, data, and other information relating to any of the foregoing that are generated by SKYEPHARMA in the performance of its obligations hereunder shall be deemed to be the sole Confidential Information of CTI.

11.2 Duties. Either Party shall maintain in confidence all Confidential Information disclosed to it by the other Party and shall not use, disclose or grant or permit the use of the other Party's Confidential Information except on a need-to-know basis to its Affiliate(s) and their respective directors, officers, employees, agents, consultants, clinical investigators or other permitted contractors, to the extent such disclosure is reasonably necessary in connection with the activities of either Party and expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, either Party shall obtain agreement in writing of any such person to hold in confidence and not make use of the other Party's Confidential Information for any purpose other than authorized by this Agreement. Either Party shall notify the other Party promptly upon the discovery of the unauthorized use or disclosure of any such other Party's Confidential Information.

11.3  Limitations. The obligations of confidentiality and non-use contained in
      Section 11.2 above shall not apply to the extent that (a) the receiving Party (i) is required to disclose the other Party's information by law, regulation or order of a governmental agency or a court of competent jurisdiction, or (ii) is required to disclose the other Party's information to any Regulatory Authority for purposes of obtaining Registrations, provided in each case that such receiving Party shall give the other Party written notice thereof and sufficient opportunity to object to any disclosure or to request confidential treatment thereof, or
      (b) the receiving Party can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to it, or thereafter became public knowledge, other than as a result of actions of such receiving Party, its directors, officers and employees in violation hereof; or (ii) the disclosed information was right-fully known by the receiving Party (as shown by its written records) prior to the date of disclosure to it by the other Party; or (iii) the disclosed information was developed by the receiving Party independently of any use of the other Party's Confidential Information as shown by its written records; or (iv) the disclosed information was legally provided to the receiving Party by a third party without any obligations of confidentiality to the other Party.

11.4 Term. The confidentiality obligations under this Article 11 shall be effective during the term of this Agreement and for a period of ten (10) years after the expiration or earlier termination hereof. Either Party shall be entitled to injunctive remedies and relief against the other Party and any third parties for any breach or threatened breach


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


      of the confidentiality obligations under this Article 11 with respect to such Party's Confidential Information.

12.   MISCELLANEOUS PROVISIONS

12.1 Entire Agreement. The terms, covenants, conditions and provisions contained in this Agreement, including the Appendices referred to herein, constitute the total and complete agreement of the Parties regarding the subject matter hereof and supersede all prior understandings and agreements hereto made, and there are no other representations, understandings or agreements relating to the subject matter hereof. Except as otherwise explicitly provided in this Agreement, the provisions of this Agreement may not be waived, altered, amended or repealed in whole or in part except by the written consent of both of the Parties to this Agreement.

12.2 Assignment. Other than to an Affiliate of either Party that is approved in advance in writing by the other Party, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, that CTI shall be entitled to assign its rights under this Agreement to an Affiliate or in connection with the sale of all or substantially all of the business and assets of CTI to which the subject matter of this Agreement pertains. Any permitted assignee shall assume all obligations of its assignor under this Agreement or under the respective rights or obligations actually assigned.

12.3 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one Party to the other shall be in English and in writing, delivered personally or by international courier service or by facsimile (promptly confirmed by personal delivery or international courier service) addressed to the other Party at its address indicated below, or to such other address as shall have been notified in writing to the sending Party by the receiving Party from time to time, and shall take effect upon receipt by the addressee.

      IF TO CTI:                        CRITICAL THERAPEUTICS INC

                                        675 Massachusetts Ave, 14th Floor
                                        Cambridge, MA02139
                                        att.: ______
                                        Fax No: ++__ _ ___ __ __

      IF TO SKYEPHARMA:                 SKYEPHARMA
                                        ZA de Chesnes Ouest
                                        55, rue du Montmurier
                                        38291 St Quentin Fallavier Cedex, France att.: Philippe Begue
                                        Fax No: ++33 4 74 95 21 65

12.4 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party to do so.


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


12.5 Severability. Each Party hereby acknowledges that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions.

12.6 Force Majeure. Neither Party hereto shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party hereto; provided that such Party shall use its reasonable endeavours to overcome the force majeure event and resume its proper performance of its obligations under this Agreement.

12.7 Interest. In the event any undisputed amount due and payable under this Agreement is not paid by the due date, then the Party owing such amount shall pay to the other Party, without being requested, interest on the total outstanding amount at the rate equal to the London Interbank Offered Rate ("LIBOR"), as published by the Financial Times on the date that such payment falls due, increased by three percent (3%), in United States Dollars and adjusted on the first day of every calendar quarter.

12.8 Headings. The titles and headings used in this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.9 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

13.   DISPUTE RESOLUTION AND ARBITRATION

13.1 In the event of any dispute arising between the Parties concerning this Agreement, either party may demand that the dispute be resolved by the parties' chief executive officers by notifying the other in writing. Such notice will set out the nature of the dispute and the party's position. The other party will within five (5) Business Days, submit a statement to the other setting out its position in relation to the dispute (the "Response"). The negotiations shall take place within ten (10) Business Days of the Response being served. If a dispute cannot be resolved within ten (10) Business Days of commencement of negotiations or the second party fails to serve a Response either party may instigate arbitration in accordance with Section 13.2.

13.2 Any dispute arising out of or in connection with this Agreement (including any question regarding its existence, validity or termination), which is not resolved pursuant to Section 13.1 shall be referred to and finally (in the absence of substantial


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


      irregularity) resolved by arbitration under the London Court of International Arbitration ("LCIA") Rules which are deemed to be incorporated by reference into this Section 13.2 and the following shall apply:

      (a) the number of arbitrators in all disputes shall be three, one to be appointed by each of the Parties and the third arbitrator (who shall be the chairman of the arbitral proceedings) being appointed according to the LCIA Rules;

      (b) the seat or legal place of arbitration shall be London; however, the location of arbitral proceedings may vary as the Parties agree from time to time;

      (c) the Parties shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement;

      (d) any award shall be final and binding on the Parties and shall be the exclusive remedy between the Parties regarding any claims, counterclaims, issues, disputes or accountings presented to the arbitral tribunal;

      (e) the language to be used in the arbitral proceedings shall be English.

13.3 Notwithstanding anything contained in this Article 13, either Party may seek preliminary or injunctive measures or relief in any competent court having jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a dispute, either prior to or during the arbitration, if necessary to protect the interests of such party.

14.   APPLICABLE LAW

      The Parties hereto agree that this Agreement, all transactions executed hereunder and all relationships between the Parties in connection therewith shall be construed under and be governed by the laws of England and Wales without reference to the principles of conflict of laws thereof, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods (the Vienna Convention of April 11,
      1980).

15.   THIRD PARTY RIGHTS

      This Agreement does not create any right enforceable by any person who is not a party, whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise, except that:

      (a) the rights under Sections 10.5 and 10.7 may be enforced by the parties referred to in those Sections subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999; and

      (b) a person who is the permitted successor to or assignee of the rights of a party is deemed to be a party to this Agreement and the rights of such successor or assignee shall, subject to and upon any succession or assignment permitted by this Agreement, be regulated by the terms of this Agreement.


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


      Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded, (in each case) without the consent of any such third party.


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SKYEPHARMA AG / CRITICAL THERAPEUTICS INC


IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates shown below, effective as of the Effective Date.


Muttenz 7.5.04
___________________________                  JAGOTEC AG
(Place and Date)
                                 /s/ Francesco Patalano    /s/ Tessa Chapman
                                 _______________________   _____________________
                                 by:  Francesco Patalano   by:  Tessa Chapman
                                 its: Director             its: Director


Lexington 7/5/04
___________________________                   CRITICAL THERAPEUTICS INC
(Place and Date)
                                 /s/ Frank Thomas          /s/ Trevor Phillips
                                 _______________________   _____________________
                                 by:  Frank Thomas         by:  Trevor Phillips
                                 its: CFO                  its: COO


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--------------------------------------------------------------------------------
                                   APPENDIX A

                                      [**]


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